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                                                                 EXHIBIT 10.1

AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT

     This Amendment No. 5 to Loan and Security Agreement (this "Amendment") is made as of March 31, 1997, by and between FOURTH SHIFT Corporation. ("Borrower") and Silicon Valley Bank ("Bank").

                                    RECITALS

     Borrower and Bank are parties to, among other documents, that certain Loan and Security Agreement dated as of October 23, 1995, as amended (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW THEREFORE, Borrower and Bank agree as follows:

     1. Bank hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the Profitability, the Debt Service Ratio and the Debt Service Ratio-Second Term Loan covenants as of quarter ended December 31, 1996. Bank's waiver of Borrower's compliance of these covenants shall apply only to the foregoing period. Accordingly, for the quarter ending March 31, 1997, Borrower shall be in compliance with these covenants, as amended herein.

          Bank's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenants as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of these covenants as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

     2. Section 6.10 entitled "Profitability" is hereby amended to provide that Borrower shall not suffer a loss in excess of $2,800,000.00 in the fiscal quarter ending March 31, 1997 and a loss in excess of $1,000,000.00 in each of the fiscal quarters ending June 30, 1997 and September 30, 1997. Borrower shall achieve profitability for each fiscal quarter thereafter.

     3. Section 6.13 entitled "Debt Service Ratio" and Section 6.14 entitled "Debt Service Ratio-Second Term Loan" shall hereby be replaced with the following Liquidity Ratio:

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          6.13  Liquidity.  Borrower shall maintain, as of the last day of each quarter, a minimum Liquidity Ratio of 1.40 to 1.00, beginning with fiscal quarter ending March 31, 1997. Liquidity Ratio is defined as unrestricted cash and equivalents plus the net available under Borrower's Revolving Facility divided by total outstandings under bank debt plus total outstandings under capital leases.

     4. Section 6.8 entitled "Quick Ratio" is hereby amended in its entirety to read as follows:

          Borrower shall maintain, as of the last day of each calendar month, beginning with the month ending March 31, 1997, a ratio of Quick Assets to Current Liabilities (excluding deferred revenue) of at least 1.30 to 1.00.

     5. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

     6. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

     7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

    IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER:                                          BANK:

FOURTH SHIFT CORPORATION                           SILICON VALLEY BANK


By:    /s/ David G. Latzke                         By:    /s/ Joy Olgyay
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Name:  David G. Latzke                             Name:  Joy Olgyay
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Title: Vice President & Chief Financial Officer    Title: Vice President
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